SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant |X|
Filed by a party other than the Registrant |_|

Check the appropriate box:
|_|  Preliminary Proxy Statement
|_|  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to |_| ss.240.14a-11(c) or |_| ss.240.14a-12


                                HUMBOLDT BANCORP
                (Name of Registrant as Specified In Its Charter)

                      -------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

        1) Title of each class of securities to which transaction applies:_______________________________________________
        2) Aggregate number of securities to which transaction applies:_______________________________________________
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which
               the   filing   fee   is   calculated   and   state   how  it  was
               determined):__________________________
        4)     Proposed maximum aggregate value of  transaction:_______
        5)     Total fee paid:________________________________________

|_|     Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)     Amount Previously Paid:________________________________
        2)     Form, Schedule or Registration Statement No.:_______________
        3)     Filing Party:__________________________________________
        4)     Date Filed:___________________________________________

                                HUMBOLDT BANCORP
                                701 Fifth Street
                            Eureka, California 95501


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  May 20, 1999

TO THE SHAREHOLDERS OF HUMBOLDT BANCORP:

        The 1999 Annual Meeting of Shareholders of Humboldt Bancorp (the "Company") will be held at Humboldt Bank, 701 Fifth Street, Eureka, California 95501, at 5:30 p.m., on Thursday, May 20, 1999, for the following purposes:

        1. ELECTION OF DIRECTORS. To elect a Board of twelve (12) directors to serve for the ensuing year;

        2. RATIFICATION OF INDEPENDENT AUDITORS. To ratify the appointment of Richardson and Company as independent certified accountants to audit the Company's financial statements for the fiscal year ending December 31, 1999;

        3. AMENDMENT OF OPTION PLAN. To adopt a further amendment to the Amended Humboldt Bancorp Stock Option Plan which would allow an optionee who retires to exercise his or her options up until the expiration date of the original option grant (as opposed to three months from the date of retirement), and also would allow revisions to outstanding options consistent with such amendment; and

        4. OTHER BUSINESS. To consider and act upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

        Only holders of Common Stock of record as of the close of business on March 31, 1999, will be entitled to vote at the meeting or any postponement or adjournment thereof.

                       By Order of the Board of Directors,



                                                   Alan J. Smyth,
                                                   Corporate Secretary

April 13, 1999

YOU ARE URGED TO VOTE IN FAVOR OF MANAGEMENT'S PROPOSALS BY SIGNING AND RETURNING THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. THE ENCLOSED PROXY IS SOLICITED BY THE COMPANY'S BOARD OF DIRECTORS. ANY SHAREHOLDER GIVING A PROXY MAY REVOKE IT PRIOR TO THE TIME IT IS VOTED BY NOTIFYING THE SECRETARY OF THE COMPANY IN WRITING OF SUCH REVOCATION, BY FILING A DULY-EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE ANNUAL MEETING IN PERSON AND VOTING BY BALLOT.

                                HUMBOLDT BANCORP
                                701 Fifth Street
                            Eureka, California 95501

                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                                  May 20, 1999

INTRODUCTION

        This Proxy Statement is furnished in connection with the solicitation of proxies for use at the 1999 Annual Meeting of Shareholders (the "Annual Meeting") of Humboldt Bancorp (the "Company") to be held on Thursday, May 20, 1999, at 5:30 p.m., at 701 Fifth Street, Eureka, California, and at any and all postponements or adjournments thereof. Unless otherwise noted, all references to the Company in this Proxy Statement shall include both Humboldt Bancorp and its subsidiary, Humboldt Bank.

        It is anticipated that this Proxy Statement and the accompanying Notice and form of proxy will be mailed to shareholders eligible to receive notice of and to vote at the Annual Meeting on or about April 13, 1999.

PURPOSE OF MEETING

        At the Annual Meeting, shareholders will be asked:

        1. To elect a Board of twelve ( 12) directors to serve for the ensuing year;

        2. To ratify the appointment of Richardson and Company as independent certified accountants to audit the Company's financial statements for the fiscal year ending December 31, 1999;

        3. To adopt a further amendment to the Amended Humboldt Bancorp Stock Option Plan which would allow an optionee who retires to exercise his or her options up until the expiration date of the original option grant (as opposed to three months from the date of retirement), and also would allow revisions to outstanding options consistent with such amendment; and

        4. To consider and act upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

REVOCABILITY OF PROXIES

        A form of proxy for voting your shares at the Annual Meeting is enclosed. Any shareholder who executes and delivers such proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date. In addition, if the person executing a proxy is present at the Annual Meeting, and elects to vote in person, the powers of the proxy holders will be superseded as to those proposals on which the shareholder actually votes at the Annual Meeting.

PERSONS MAKING THE SOLICITATION

        This solicitation of proxies is being made by the Company's Board of Directors. The expenses of preparing, assembling, printing, and mailing this Proxy Statement and the materials used in the solicitation of proxies for the Annual Meeting will be borne by the Company. It is contemplated that proxies will be solicited principally through the use of the mails, but officers, directors, and employees of the Company may solicit proxies personally or by telephone, without receiving special compensation therefor. The Company will reimburse banks, brokerage houses, and other custodians, nominees, and fiduciaries for their reasonable expenses in forwarding these proxy materials to shareholders whose stock in the Company is held of record by such entities. In addition, the Company may use the services of individuals or companies it does not regularly employ in connection with this solicitation of proxies if management determines it to be advisable.

VOTING SECURITIES

        There were issued and outstanding 1,792,584 shares of the Company's common stock, no par value (the "Common Stock") as of March 31, 1999, which date has been fixed as the record date for the purpose of determining shareholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date").

        All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. Regarding the election of directors, shareholders may vote in favor of all nominees, or withhold their votes as to all nominees, or withhold their votes as to specific nominees, by following the instructions on the enclosed proxy card. With respect to the appointment of Richardson and Company to serve as the Company's independent auditors for the 1999 fiscal year, shareholders may vote in favor of or against the proposal, or may abstain from voting, by specifying their choice as indicated on the enclosed proxy card. With respect to the adoption of the amendments to the Amended Humboldt Bancorp Stock Option Plan, shareholders may vote in favor of or against the proposal, or may abstain from voting, by specifying their choice as indicated on the enclosed proxy card. If no specific instructions are given with respect to any matter to be voted on, the shares represented by a signed proxy will be voted FOR the election of all of the Board's nominees, FOR the appointment of Richardson and Company as independent auditors, and FOR the adoption of the amendments to the Amended Humboldt Bancorp Stock Option Plan.

        Directors will be elected from nominees receiving the highest number of affirmative votes cast by the holders of the Company's Common Stock, voting in person or by proxy at the Annual Meeting. Ratification of the appointment of Richardson and Company as independent auditors will require the affirmative vote of the holders of a majority of the shares of Common Stock of the Company voting on such appointment in person or by proxy at the Annual Meeting. The adoption of amendments to the Amended Humboldt Bancorp Stock Option Plan will require the affirmative vote of the holders of a majority of the shares of the Company's Common Stock, voting on such adoption in person or by proxy at the Annual Meeting. Thus abstentions, because they will be counted in determining whether a quorum is present for the vote on all matters, will have no effect on the election of directors, but will have the effect of a no vote for the ratification of Richardson and Company as the independent accountants and the adoption of amendments to the Amended Humboldt Bancorp Stock Option Plan. Similarly, broker non-votes are also counted towards a quorum but are not counted for any purpose in determining whether a matter has been approved, and will have the same effect as an abstention.

        On any matter submitted to the vote of the shareholders other than the election of directors, each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share of Common Stock held of record on the

Company's books as of the Record Date. In connection with the election of directors, shares may be voted cumulatively, but only for persons whose names have been placed in nomination prior to the voting for election of directors and only if the shareholder holding such shares has given notice at the Annual Meeting, prior to such voting, of his or her intention to vote cumulatively. (Notice of intention to vote cumulatively may not be given by simply marking and returning a proxy.) If any shareholder gives such notice, then all shareholders eligible to vote will be entitled to cumulate their votes in voting for the election of directors. Cumulative voting allows a shareholder to cast a number of votes equal to the number of shares held in his or her name as of the Record Date, multiplied by the number of directors to be elected. All of these votes may be cast for any one nominee, or they may be distributed among as many nominees as the shareholder sees fit. The nominees receiving the highest number of affirmative votes, up to the number of directors to be elected, shall be elected.

        If one of the Company's shareholders gives notice of intention to vote cumulatively, the persons holding the proxies solicited by the Board of Directors will exercise their cumulative voting rights, at their discretion, to vote the shares they hold in such a way as to ensure the election of as many of the Board's nominees as they deem possible. This discretion and authority of the proxy holders may be withheld by checking the box on the proxy card marked "withhold from all nominees." Such an instruction, however, will also deny the proxy holders the authority to vote for any or all of the nominees of the Board of Directors, even if cumulative voting is not called for at the Annual Meeting, although it will not prevent the proxy holders from voting, at their discretion, for any other person whose name may be properly placed in nomination at the Annual Meeting.

        A shareholder may choose to withhold from the proxy holders the authority to vote for any of the individual candidates nominated by the Board of Directors by marking the appropriate box on the proxy card and striking out the names of the disfavored candidates as they appear on the proxy card. In that event, the proxy holders will not cast any of the shareholder's votes for candidates whose names have been crossed out, whether or not cumulative voting is called for at the Annual Meeting, but they will retain the authority to vote for the candidates nominated by the Board of Directors whose names have not been struck out, and for any other candidates who may be properly nominated at the Annual Meeting. If a shareholder wishes to specify the manner in which his or her votes are allocated in the event of cumulative voting, he or she must appear and vote in person at the Annual Meeting. Ballots will be available at the Annual Meeting for persons desiring to vote in person.

        All votes will be tabulated by the Secretary of the Company and/or his assistant.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        Management of the Company knows of no person who owns, beneficially or of record, either individually or together with associates, more than five percent (5%) of the outstanding shares of the Company's Common Stock, except as set forth below. Unless otherwise indicated, the persons listed have sole voting and investment power over the shares beneficially owned.

        Francis & Dorothy Dutra Family Trust     91,740 Shares
        Francis A Dutra Custodian for J. Parker     380 Shares
        Francis A Dutra Custodian for K. Parker     380 Shares
            Total                                92,500 Shares 5.17%
                                                ------

SECURITIES OWNERSHIP OF MANAGEMENT

        The following table sets forth, as of December 31, 1998, the number and percentage of shares of the Company's outstanding Common Stock, which are beneficially owned, directly or indirectly, by (a) each of the Company's directors and nominees for director; (b) the Company's named executive officers (as defined below under the heading, "Executive Compensation"); and (c) all of the Company's directors and executive officers as a group. The shares "beneficially owned" are determined under Securities and Exchange Commission rules, and do not necessarily indicate ownership for any other purpose. In general, beneficial ownership includes shares over which the indicated person has sole or shared voting or investment power and shares which he/she has the right to acquire within 60 days of December 31, 1998. Unless otherwise indicated, the persons listed have sole voting and investment power over the shares beneficially owned. Management is not aware of any arrangements which may, at a subsequent date, result in a change of control of the Company.


                                                          OPTIONS
                                         SHARES         EXERCISABLE
                                          HELD           BY 3/1/99         TOTAL            %
                                         ------         ------------      ------          ----

Ronald F. Angell                         23,148            14,629         37,777          1.85
Marguerite Dalianes                       7,843            14,140         21,983          1.08
Gary L. Evans                            15,787            23,153         38,940          1.91
Lawrence Francesconi                     19,188            12,417         31,605          1.55
Clayton R. Janssen                       11,729            12,417         24,146          1.18
James O. Johnson                          5,807             2,100          7,907          0.39
John McBeth                              40,180             4,641         44,821          2.20
Michael Renner                           12,141             3,310         15,451          0.76
John R. Winzler                          29,769            17,839         47,608          2.33
Jerry L. Thomas                           3,719             1,100          4,819          0.24
Edythe E. Vaissade                       12,237            25,242         37,479          1.84
Theodore S. Mason                        25,478            52,771         78,249          3.84
Alan J. Smyth                             3,023            30,686         33,709          1.65
Ronald V. Barkley                         2,182            24,409         26,591          1.30
Paul A. Ziegler                               0             9,348          9,348          0.46
All Directors & Executive Officers
      (16 persons)                      213,213           251,377        464,590         22.78



Former executive officer Richard L. Whitsell was appointed President of Capitol Valley Bank (In Organization), Roseville, California, a subsidiary of the Company, in December 1998. Kenneth J. Musante, Vice President and Manager of Merchant Bankcard, was appointed an Executive Officer in December 1998.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

NOMINEES

        The Company's directors are elected annually, to serve until the next Annual Meeting of shareholders and until their respective successors have been elected. All of the nominees listed below have served as director since the Company's last annual meeting of shareholders.

        The Company's Bylaws provide that the number of directors of the Company may not be less than eight (8) nor more than fifteen (15) until changed by an amendment to the Bylaws adopted by the Company's shareholders, with the exact number of directors within that range to be set by vote of the Board. At present, the Company's Board consists of twelve directors, and consequently proxies may be voted for twelve directors.

        The persons named below will be nominated for election as directors at the Annual Meeting to serve until the 2000 Annual Meeting of Shareholders and until their successors are duly elected. Unless otherwise instructed, proxy holders will vote the proxies received by them for the election of the nominees below (or as many thereof as possible under the rules of cumulative voting). In the event that any of the nominees should be unable to serve as a director, it is intended that the proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees named below will be unable to serve if elected. Additional nominations for director may only be made by complying with the nomination procedures which are described under the heading "Shareholder Proposals" at the end of this Proxy Statement.

        The nominees for director as proposed by management, their ages, and their principal occupations during the past five years are:

        o Ronald F. Angell, 56, Attorney and partner with the firm of Roberts, Hill, Bragg, Angell & Perlman. Board member since 1989.
        o Marguerite Dalianes, 55, President of Dalianes Travel Service. Board member since 1992.
        o Gary L. Evans, 56, Certified Public Accountant associated with the firm of Aalfs, Evans & Company. Board member since 1989.
        o Lawrence Francesconi, 68, Retired Owner of Redwood Bootery. Board member since 1991.
        o Clayton R. Janssen, 73, Attorney and partner with the firm of Janssen,
          Malloy, Needham, Morrison & Koshkin LLP.  Board member since 1993.
        o James O. Johnson,  70,  General  Contractor  and  owner of Jim Johnson
          Construction.  Board member since 1997.
        o Theodore S. Mason, 56, President and Chief Executive Officer of Humboldt Bank since 1989. Board member since 1989.
        o John McBeth,  52,  President  of O & M Industries.  Board member since
          1991.
        o Michael Renner, 46, President of Renner Petroleum. Board member since 1996.
        o Jerry L. Thomas, 54, President and General Manager of Eureka Fisheries. Board member since 1998.
        o Edythe E. Vaissade, 61, Retired Bank Executive.   Board  member  since
          1998.
        o John R. Winzler, 68, Consulting Engineer and President of Winzler & Kelly. Board member since 1989.

        The term of office of each director of the Company is one year. None of the directors were selected pursuant to any arrangement or understanding other than with the directors and officers of the Company acting within their capacities as such. There are no family relationships between any of the directors and executive officers of the Company. No director or officer of the Company serves as a director of any company which has a class of securities registered under, or which is subject to the periodic reporting requirements of, the Securities Exchange Act of 1934, or of any company registered as an investment company under the Investment Company Act of 1940.

VOTE REQUIRED FOR THE ELECTION OF DIRECTORS

        Directors will be elected from the nominees receiving the highest number of affirmative votes of the shares of Common Stock present and voting at the Annual Meeting. Each share of Common Stock which is represented, in person or by proxy, at the Annual Meeting will be accorded one vote on each nominee for director, unless one or more shareholders express an intention to exercise the right of cumulative voting, in which case all shares will be accorded the cumulative voting rights described under the caption "Voting Securities," above.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

        The Board of  Directors  of the Company held twelve (12) regular and six
(6) special meetings in 1998. All directors attended 75% or more of the aggregate number of the Board of Directors and committee meetings on which each director served.

        The Board of  Directors  of the  Company has the  following  committees:
Asset/Liability & Investment Committee, Audit & Capital Plan Committee, Budget & Finance Committee, Loan Committee, Personnel Committee, Premises Committee, Special Activities Committee, and Ad Hoc Committees #1 and #2.

        The Asset/Liability and Investment Committee was composed of Clayton R. Janssen (Chairman), Larry Francesconi, Theodore S. Mason, Michael Renner, Alan
J. Smyth, and Ronald V. Barkley. The Committee met four (4) times during 1998. As part of its responsibilities, the Asset/Liability and Investment Committee establishes philosophy and policy regarding the productive employment of excess funds and reserves in prudent investments consistent with liquidity requirements and regulatory prohibitions and reviews liquidity, capital, interest, market, and credit risks to produce consistent high quality earnings.

        The Audit & Capital Plan Committee was composed of Gary L. Evans (Chairman), Edythe E. Vaissade, Clayton R. Janssen, and Marguerite Dalianes. The Committee met five (5) times in 1998 for the purpose of reviewing the overall operations of the Company. As part of its responsibilities, the Audit & Capital Plan Committee provides assistance to the directors in fulfilling their responsibility to the shareholders, potential shareholders, and the investment community relating to corporate accounting, reporting practices of the Company, the quality and integrity of the financial statements of the Company, and the capital requirements of the Company.

        The Loan Committee was composed of Gary L. Evans (Chairman), Ronald F. Angell, John Winzler, John McBeth, Theodore S. Mason, Clayton R. Janssen and Larry Francesconi with Mike Renner as an alternate. The Committee met forty-eight (48) times in 1998. As part of its responsibilities, the Loan
Committee establishes loan policy, examines and approves loans, delegates lending authority, makes periodic reviews of the Loan Portfolio, reviews declined loans and reviews all classified loans or other identified loan problems.

        The Personnel Committee was composed of John R. Winzler (Chairman), Mike Renner, Marguerite Dalianes, Larry Francesconi, Theodore S. Mason, and Jim
Johnson. The Committee met six (6) times in 1998. As part of its responsibilities, the Personnel Committee administers the Amended Humboldt Bancorp Stock Option Plan, the E.S.O.P. Plan, and makes recommendations to the Board of Directors on personnel matters.

        The Premises Committee was comprised of John Winzler (Chairman),  Ronald
F. Angell, John McBeth, Marguerite Dalianes, Larry Francesconi, Theodore S. Mason, and Jim Johnson. The Committee met thirteen (13) times in 1998. As part of its responsibilities, the Premises Committee reviews the premises requirements of the Company and makes recommendations on matters relative to premises to the Board of Directors.

        The Special Activities Committee was comprised of John Winzler (Chairman), Clayton R. Janssen, Larry Francesconi, Edythe E. Vaissade, and Theodore S. Mason. The Committee met three (3) times in 1998. As part of its responsibilities, the Special Activities Committee reviews and approves policies for the Merchant Bankcard Department of the Bank, the Credit Issuing Department of the Bank, and any other special activities assigned to it by the Board of Directors.

        The Budget & Finance Committee was comprised of John Winzler (Chairman), John McBeth, Mike Renner, and Larry Francesconi, with Alan Smyth and Paul Ziegler as non-voting members. The Committee met two (2) times in 1998. As part of its responsibilities, the Budget & Finance Committee reviews and approves the annual budget and financial accounting procedures and makes recommendations to the Board of Directors on financial matters.

        The Ad Hoc Committee #1 was comprised of Larry Francesconi (Chairman), Gary L. Evans, Clayton R. Janssen, and Theodore S. Mason. The Committee met three (3) times in 1998. The Committee was appointed by Board Chairman Ron Angell at the regular meeting of the Board of Directors on Thursday, September 17, 1998, and was directed to explore the relationships, functions, and responsibilities of the various boards of directors that would be created by future acquisitions and becoming a multi-bank holding company.

        The Ad Hoc Committee #2 was comprised of Ronald F. Angell (Chairman), Clayton R. Janssen, John Winzler, and Theodore S. Mason. The Committee met one
(1) time in 1998. This Committee was appointed by the Board of Directors at the regular meeting of the Board on Thursday, November 19, 1998, and was directed to investigate and pursue possible mergers and/or acquisitions for the Company.

COMPENSATION OF DIRECTORS

        Directors of the Company who are also employees of the Company or its subsidiaries do not receive compensation for their service on the Company's Board of Directors. During 1998, for the period January through May, non-employee directors of the Company received a fee of $400 per board meeting attended and $200 per board meeting not attended; Loan Committee members received $150 per meeting attended; and all other committee members received $100 per meeting attended. For the period June through December, non-employee directors of the Company received a fee of $700 per board meeting attended, $200 per board meeting not attended, $450 per special board meeting attended, and $200 per meeting for all committee meetings attended.

EXECUTIVE OFFICERS

        The following are the names of the executive officers of the Company and certain information concerning each of them:

Name and Age                        Business Experience

Theodore S. Mason, 56       President  and Chief  Executive  Officer of Humboldt
                            Bank since its inception in 1989 and of the Company since 1996.

Alan J. Smyth, 65           Senior  Vice President, Chief Financial Officer, and
                            Board Secretary of Humboldt Bank since its inception in 1989 and of the Company since 1996.

Ronald V.  Barkley, 62      Senior  Vice  President  and Loan  Administrator  of
                            Humboldt Bank since its inception in 1989 and of the Company since 1996.

Paul A. Ziegler, 40         Senior  Vice  President  and   Chief  Administrative
                            Officer  of  Humboldt  Bank  since  1994  and of the
                            Company  since  1996.   Prior  to  that  time he was
                            employed  with  U.S. Bank for five years as a Senior
                            Vice President and Area Manager.

Kenneth J. Musante, 33      Vice  President  and  Manager  of   Humboldt  Bank's
                            Merchant Bankcard Department since 1993 and of the Company since 1998.


EXECUTIVE COMPENSATION

        As to the Company's Chief Executive Officer and each other executive officer of the Company who received total compensation in excess of $100,000 in 1998 (the "named executive officers"), the following table sets forth all cash and non-cash compensation (including bonuses, other annual compensation, deferred compensation, and options granted) received from the Company for services performed in all capacities during the last three years.





                               Annual Compensation                     Long Term Compensation
                               -------------------                     ----------------------
                                                               OTHER
                                                               ANNUAL       DEFERRED      OPTIONS
NAME                   YEAR         SALARY       BONUS(2)      COMP(3)       COMP(4)      GRANTED
----                   ----         ------       --------     --------     ---------     --------
Theodore S. Mason(1)   1998       $125,000       $58,809       $2,434      $150,000       2,000
Theodore S. Mason      1997       $125,000       $45,990       $1,782      $125,000       2,000
Theodore S. Mason      1996       $105,000       $70,906       $1,658      $100,000       2,000
Alan J. Smyth          1998        $85,000       $12,932       $3,704       $90,000         -0-
Alan J. Smyth          1997        $85,000        $1,865       $2,107       $75,000       2,000
Alan J. Smyth          1996        $70,000       $68,017       $2,331       $50,000       1,000
Ronald V. Barkley      1998        $85,000       $35,550       $2,279       $45,000         -0-
Ronald V. Barkley      1997        $85,000       $34,991       $1,882       $60,000       2,000
Ronald V. Barkley      1996        $70,000       $12,926       $2,250       $45,000       1,000
Paul A. Ziegler        1998        $77,000       $51,340         $738           -0-         -0-
Paul A. Ziegler        1997        $77,000       $25,825         $554           -0-       5,000
Paul A. Ziegler        1996        $70,000       $24,600         $631           -0-       1,000


1. Humboldt Bank entered into an employment agreement with Mr. Mason on May 1, 1989, whereby Mr. Mason agreed to serve as the Bank's President and Chief Executive Officer. The term of such agreement was extended on December 10, 1996, to January 1, 2001. Under the terms of the agreement, Mr. Mason is entitled to receive a base salary of $125,000.00 per year and an incentive bonus based on a percentage ranging from 4% to 2.5% of the Bank's pre-tax net profits pursuant to an Incentive Bonus Plan. During his term of employment, Mr. Mason may be reimbursed for travel, meals, entertainment expenses, service to charitable organizations, and membership in certain committees and other organizations. In addition, he is eligible for typical employee benefits such as paid vacation, sick leave, medical insurance, and the use of an automobile owned by the Bank.

2. Includes amounts paid to Mr. Mason, Mr. Smyth, Mr. Barkley, and Mr. Ziegler pursuant to the Bank's Incentive Bonus Plan.

3. Includes amounts imputed to Mr. Mason, Mr. Smyth, Mr. Barkley, and Mr. Ziegler as income for tax purposes pursuant to the Bank's automobile program and the Bank's life insurance program.

4. Includes amounts of salary or bonus deferred by Mr. Mason, Mr. Smyth, and Mr. Barkley pursuant to the Bank's Deferred Compensation Plan. The amounts in this column are not included in the Salary and Bonus columns.

STOCK OPTION PLAN

        On April 17, 1996, pursuant to the recommendation of the Board of Directors, the shareholders approved the adoption of the Humboldt Bancorp Stock Option Plan (the "Option Plan") in order to attract and retain the best personnel and to give option recipients a greater personal stake in the success of the business. On May 21, 1998, an amendment to the Option Plan increased the number of shares available for the granting of options and certain vesting provisions with respect to the granting of options to directors were eliminated (the "Amended Option Plan").

        Under the Amended Option Plan, both incentive and non-statutory stock options, as defined under the Internal Revenue Code, may be granted. Options representing 165,911 shares of the Company's issued and outstanding no par value Common Stock may be granted under the Amended Option Plan by the Board of Directors to directors, officers, and key, full-time employees at an exercise price not less than the fair market value of the shares on the date of grant. Options may have an exercise period of not longer than 10 years and the options are subject to different vesting schedules from 0 to 3 years for incentive stock options. Non-statutory stock options vest immediately.

        All  key  full-time  salaried  employees  and  officers,  and  directors
(excluding emeritus directors) who are not full-time salaried employees ("Eligible Directors") of the Company or its subsidiaries are eligible for grants of options under the Amended Option Plan. Eligible Directors may only participate in the Amended Option Plan pursuant to a formula. The Board, or the committee appointed by the Board to administer the Amended Option Plan (the "Committee") in the case of grants to officers, is responsible for the operation of the Amended Option Plan and has the sole discretion, subject to the express terms of the Amended Option Plan, to make all determinations regarding (i) the selection of the eligible individuals, except directors, who are to receive option grants under the Amended Option Plan and (ii) the terms and conditions of each option grant. Directors of the Company who are not serving on the Committee and who are not full-time salaried employees are eligible to receive 1,000 options upon initially joining the Board and 1,000 options upon completion of a full year of service on the Board as of December 31st of each year.

        The following tables set forth the number of options granted to the Company's executive officers during 1998 and the number and value of unexercised options held by such executive officers as of the end of 1998.

                                     Option Grants in 1998



                                    % OF TOTAL                                             POTENTIAL
                                     OPTIONS                                           REALIZABLE VALUE
                                     GRANTED         EXERCISE                          AT ASSUMED ANNUAL
                                        TO            PRICE                             RATES OF STOCK
                       OPTION       EMPLOYEES          PER          EXPIRATION        PRICE APPRECIATION
       NAME           GRANTED        IN 1998          SHARE            DATE            FOR OPTIONS TERM
       ----           -------        -------          -----            ----            ----------------
                                                                                        5%           10%
                                                                                        --           ---
Theodore S. Mason      2,000          100%            $19.77        May 9, 2008       $64,406     $102,557


                             Aggregated Option Exercises in 1998



                                                           NUMBER OF
                                                          UNEXERCISED              VALUE OF
                                                        OPTIONS AT YEAR-         UNEXERCISED
                        SHARES                                END                IN-THE-MONEY
                     ACQUIRED ON         VALUE           (EXERCISABLE/          (EXERCISABLE/
NAME                   EXERCISE        REALIZED          UNEXERCISABLE)         UNEXERCISABLE)
----                 ------------      --------         ----------------        --------------

Theodore S. Mason       16,910          $99,938          51,078 / 4,700       $413,639 / $98,667
Alan J. Smyth           3,023           $16,234          29,839 / 1,984       $223,034 / $50,004
Ronald V. Barkley       3,000           $16,140          29,862 / 1,984       $233,158 / $40,004
Paul A. Ziegler          -0-              -0-             8,501 / 4,184       $109,069 /$100,504



INCENTIVE BONUS PLAN

        The Bank has an Incentive Bonus Plan for its employees, officers, vice presidents, and higher ranking officers. Under the Incentive Bonus Plan, the Bank is required to grant incentive bonuses to the following employees in the following amounts based on the amount of the Bank's annual pre-tax profits, less any gain on investment securities sold, and plus any loss on investment securities sold: the President and Chief Executive Officer - 4% of the first $2,000,000, 3% of the next $2,000,000, and 2.5% on amounts in excess of $4,000,000; the Senior Vice President and Chief Financial Officer - 2% of the first $2,000,000, 1.5% of the next $2,000,000, and 0.5% on amounts in excess of $4,000,000; the Senior Vice President and Senior Loan Officer - 2% of the first $2,000,000, 1.5% of the next $2,000,000, and 0.5% on amounts in excess of $4,000,000; and the Senior Vice President and Chief Administrative Officer - 0.5%. The Bank may also grant incentive bonuses to the other employees for an amount not exceeding 6.5% of the Bank's pre-tax net profits upon the recommendation of the Bank's President.

DEFINED CONTRIBUTION RETIREMENT PLAN

        The Bank has a defined contribution retirement plan covering substantially all of the Bank's employees. Bank contributions to the plan are made at the discretion of the Board of Directors in an amount not to exceed the maximum amount deductible under the profit sharing plan rules of the Internal Revenue Service. Employees may elect to have a portion of their compensation contributed to the plan in conformity with the requirements of Section 401(k) of the Internal Revenue Code.

DIRECTOR FEE PLAN

        The Company has adopted the Humboldt Bank Director Fee Plan (the "Fee Plan"). The Fee Plan permits each Company director to elect to receive his/her directors' fees in the form of Bancorp Common Stock, cash, or a combination of Bancorp Common Stock and cash, and to elect to defer the receipt of any of the foregoing until the end of his/her term as a Company director ("deferral"). If deferral is elected, the amount of the director's fees shall be credited to an account on behalf of the director; however, such crediting shall constitute a mere promise on the part of the Bank and Company to pay/distribute on this account. The account is otherwise unsecured, unfunded, and subject to the general claims of creditors of the Bank and Company. The Fee Plan provides for the issuance of up to 40,000 shares of Bancorp Common Stock.

POST-EMPLOYMENT BENEFIT PLAN AND LIFE INSURANCE POLICIES

        The Bank has purchased single premium life insurance policies in connection with the implementation of salary continuation and deferred compensation plans for certain key employees. The policies provide protection against the adverse financial effects from the death of an essential employee and provide income to offset expenses associated with the plans. The specified employees are insured under the policies, but the Bank is the owner and beneficiary. The plans are unfunded and provide for the Bank to pay the employees specified amounts for specified periods after retirement and allow the employees to defer a portion of current compensation in exchange for the Bank's commitment to pay a deferred benefit at retirement. If death occurs prior to or during retirement, the Bank will pay the employee's beneficiary or estate the benefits set forth in the plans.

        At December 31, 1998, liabilities recorded for the estimated present value of future salary continuation and deferred compensation benefits totaled approximately $2,038,000. Salary continuation benefits may be paid if termination is without cause or due to a change in control of the Bank. Otherwise no benefits are paid upon termination. Deferred compensation is vested as to the amounts deferred. In the event of death or under certain other circumstances, the Bank is contingently liable to make future payments greater than the amounts recorded as liabilities. Based on present circumstances, the Bank does not consider it probable that such a contingent liability will be incurred or that in the event of death, such a liability would be material after consideration of life insurance benefits.

EMPLOYEE STOCK BONUS PLAN

        The Company has an Employee Stock Bonus Plan which is funded annually at the discretion of the Board of Directors and/or management. Funds are invested in Company Common Stock, when available, and is purchased at the current market price on behalf of all employees except the executive officers of the Company.

PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Personnel Committee of the Board of Directors has furnished the following report on executive compensation:

        The Company has developed and implemented compensation polices, plans, and programs which attempt to enhance the profitability of the Company, and thus shareholder value, by aligning closely the financial interests of the Company's executive officers with those of its shareholders. For the Company, earnings per share growth and return on average shareholders' equity are critical elements in the establishment of long-term incentive programs. The process involved in the executive compensation determination for fiscal 1998 is summarized below:

        Compensation for each of the persons named in the Executive Compensation Table, as well as other senior executives, consists of a base salary, an annual bonus, and long-term incentive compensation. Long- term incentives consist of salary continuation plans and grants of incentive stock options.

        The Board, pursuant to recommendations made by the Personnel Committee, determines base salaries and annual bonuses after a subjective evaluation of various factors, including salaries paid to senior managers with comparable qualifications, experience, and responsibilities at other institutions, individual job performance, local market conditions, and the Board's perception of the overall financial performance of the Company (particularly operating results), without considering specific performance targets or objectives, and without assigning particular weights to individual factors. As to executive officers other than the Chief Executive Officer, the Board also considers the recommendations made by the Chief Executive Officer.

        Personnel Committee

        John R. Winzler (Chairman)   Larry Francesconi
        Mike Renner                  Theodore S. Mason
        Marguerite Dalianes          Jim Johnson

Personnel Committee Interlocks and Insider Participation

        Although Theodore Mason is a member of the Personnel Committee, he does not participate in any decisions with respect to his own compensation package.



         [the remainder of this page has been intentionally left blank]

PERFORMANCE GRAPH AND TABLE

        The graph and table below compare the total shareholder return on the Company's Common Stock for the period from January 1, 1994 through December 31, 1998 with (i) the NASDAQ Stock Index; and (ii) a peer group index of Pacific Regional Banks. The graph and table assume $100 invested on December 31, 1993 in the Company(1), the NASDAQ Market Index, and the Media General Pacific Regional Bank Group Index. The graph and table further assume reinvestment of all dividends.

                    COMPARISON OF CUMULATIVE TOTAL RETURN OF
                   COMPANY, BANK PEER GROUP, AND BROAD MARKET


[GRAPHIC OMITTED]



                                                             Fiscal Year Ending

                                           1993        1994         1995        1996        1997        1998
                                           ----        ----         ----        ----        ----        ----
Humboldt Bancorp(1)                      $100.00      114.08       139.02      203.46      326.85      328.16
Pacific Regional Banks                   $100.00      100.61       160.77      201.43      362.71      339.70
NASDAQ Market Index                      $100.00      104.99       136.18      169.23      207.00      291.96



(1) Prior to 1996, the indicated figures reflect the value of the common stock of Humboldt Bank.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes of ownership on Form 4 or Form 5 with the Securities and Exchange Commission (the "SEC"). They are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms received by the

Company or representations from officers and directors, the Company believes that during 1998 its officers, directors, and ten-percent stockholders complied with all applicable Section 16(a) filing requirements.

CERTAIN TRANSACTIONS

        Some of the Company's directors and executive officers and their immediate families, as well as the companies with which they are associated or of which they are customers, have had banking transactions with Humboldt Bank in the ordinary course of the Bank's business. In addition, Humboldt Bank expects to have banking transactions with such persons in the future. In management's opinion, all loans and commitments to lend included in such transactions were made in compliance with applicable laws on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and, in the opinion of management, did not involve more than a normal risk of collectability or present other unfavorable features. Humboldt Bank has a strong policy regarding review of the adequacy and fairness to Humboldt Bank of loans to its directors and officers. The outstanding balance under extensions of credit by Humboldt Bank to directors and executive officers of the Company and to the companies with which such directors and executive officers are associated was $6,451,000 as of December 31, 1998.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR ON THE ENCLOSED PROXY CARD.


PROPOSAL NO. 2: RATIFICATION OF INDEPENDENT AUDITORS

        Upon the recommendation of the Company's Audit Committee, consisting of Chairman Gary L. Evans, Marguerite Dalianes, Edythe E. Vaissade, and Clayton R. Janssen, the Board of Directors has appointed Richardson and Company as the Company's independent certified accountants to audit the consolidated financial statements of the Company and its subsidiaries for the 1999 fiscal year.

        Richardson and Company served as the Company's auditors for the fiscal year ended December 31, 1998, and during the course of that fiscal year they were also engaged by the Company to provide certain tax and consulting services. The affirmative vote of a majority of the shares of common stock present and voting at the Annual Meeting is required to ratify the appointment. If the appointment is not ratified, the Company's Board of Directors will select other independent auditors. Representatives of Richardson and Company will be present at the Annual Meeting to respond to appropriate questions from the shareholders and will be given the opportunity to make a statement should they desire to do so.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF RICHARDSON AND COMPANY AS THE COMPANY'S INDEPENDENT CERTIFIED ACCOUNTANTS ON THE ENCLOSED PROXY CARD.

PROPOSAL NO. 3:     ADOPTION OF AMENDMENT TO THE AMENDED HUMBOLDT
                    BANCORP STOCK OPTION PLAN

        On March 18, 1999, the Board of Directors of the Company approved a resolution to approve amendments to the Amended Option Plan, subject to shareholder approval, so as to allow an optionee who retires and holds an option that would be treated as an incentive stock option (as such term is defined under the Internal Revenue Code) if exercised within three (3) months of termination of employment, to exercise the option within the maximum granted term of the option (or one year in the event of permanent disability or death). Retirement is defined as termination of employment that entitles the individual to early or normal retirement benefits under any then existing pension or salary continuation plans of the Company or a subsidiary of the Company, excluding 401(k) participants (except as otherwise covered under other pension or salary continuation plans of the Company or subsidiary). The Board of Directors of the Company further approved a resolution to allow modification of all existing outstanding options in conformity with the foregoing amendment.

        Adoption of the proposed amendments is subject to the approval by the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock, present in person or by proxy at a meeting of the shareholders and entitled to vote thereon.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADOPTION OF THE AMENDMENTS TO THE AMENDED HUMBOLDT BANCORP STOCK OPTION PLAN ON THE ENCLOSED PROXY CARD.

SHAREHOLDER PROPOSALS

        Under certain circumstances, shareholders are entitled to present proposals at shareholders' meetings, provided that the proposal is submitted in a timely manner and in a form that complies with applicable regulations. For any such shareholder proposal to be included in the Proxy Statement to be prepared for next year's annual meeting, the shareholder must submit the proposal prior to November 18, 1999, in a form that complies with applicable regulations.



              [the remainder of this page intentionally left blank]

OTHER MATTERS

        Management does not know of any matters to be presented at the Annual Meeting other than those set forth above. However, if other matters come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented by the proxy in accordance with the judgment of the person or persons authorized to vote the proxy, and discretionary authority to do so is included in the proxy.

                                           By Order of the Board of Directors,



                                           Alan J. Smyth,
                                           Corporate Secretary

Dated:  April 13, 1999


        The Annual Report to Shareholders for the fiscal year ended December 31, 1998, is being mailed concurrently with this Proxy Statement to all shareholders of record as of March 31, 1999.

        A COPY OF HUMBOLDT'S MOST RECENT ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-KSB WILL BE PROVIDED TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO: CORPORATE SECRETARY, HUMBOLDT BANCORP, P. O. BOX 1007, EUREKA, CALIFORNIA 95502-1007.

                                HUMBOLDT BANCORP
                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 20, 1999
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned appoint(s) Alan J. Smyth and Cindy Cabeceira, and each of them, as proxies for the undersigned, with full power of substitution and revocation, to represent and to vote, as designated below, all shares of Common Stock of Humboldt Bancorp (the "Company") that the undersigned would be entitled to vote if personally present, at the Annual Meeting of Shareholders of the Company to be held at 701 Fifth Street, Eureka, California, on May 20, 1999, at 5:30 p.m., local time, upon the following items as set forth in the Notice of Annual Meeting and Proxy Statement, and according to their discretion upon all other matters that may be properly presented for action at the Annual Meeting, or any postponement or adjournment thereof. The undersigned may revoke this proxy at any time prior to its exercise.

IF ANY SHAREHOLDER GIVES PROPER NOTICE AT THE ANNUAL MEETING OF HIS/HER INTENTION TO CUMULATE HIS/HER VOTES IN THE ELECTION OF DIRECTORS, THE PROXY HOLDERS WILL HAVE THE FULL DISCRETION AND AUTHORITY TO VOTE CUMULATIVELY AND TO ALLOCATE VOTES AMONG ANY OR ALL OF THE NOMINEES OF THE BOARD OF DIRECTORS IN SUCH ORDER AS THEY MAY DETERMINE UNLESS THE SHAREHOLDER HAS OTHERWISE INDICATED BY MARKING THE BOXES ON THE OTHER SIDE OF THIS CARD. SEE THE "VOTING SECURITIES" SECTION OF THE PROXY STATEMENT FOR MORE INFORMATION.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED TO THE COMPANY, WILL BE VOTED IN THE MANNER DIRECTED ON THIS CARD. IN THE EVENT THAT NO SUCH DIRECTION IS GIVEN HEREON AND THIS PROXY IS NOT SUBSEQUENTLY REVOKED OR SUPERSEDED, THE PROXY HOLDERS NAMED ABOVE INTEND TO VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE AND FOR EACH OF THE OTHER PROPOSALS LISTED ON THE REVERSE.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS LISTED ON THIS CARD.

PLEASE MARK YOUR VOTES AS INDICATED IN THIS EXAMPLE: |X|

1. Proposal to elect the following nominees to serve as directors, each to hold office until the 2000 Annual Meeting of Shareholders or until his/her successor has been duly elected and qualified:

     Nominees: Ronald F. Angell, Marguerite Dalianes, Gary L. Evans, Lawrence Francesconi, Clayton R. Janssen, James O. Johnson, Theodore S. Mason, John McBeth, Michael Renner, Jerry L. Thomas, Edythe E. Vaissade and John R. Winzler.

                        |_|             |_|
                      FOR ALL       WITHHOLD FROM
                      NOMINEES      ALL NOMINEES

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through his/her name in the list above.)

2. Proposal to ratify the appointment of Richardson and Company as independent certified accountants to audit the Company's financial statements for the fiscal year ended December 31, 1999.

               |_|                    |_|            |_|
               FOR                  AGAINST        ABSTAIN

3. Proposal to adopt amendments to the Amended Humboldt Bancorp Stock Option Plan which would allow an optionee who retires to exercise his or her options up until the expiration date of the original option grant (as opposed to three months from the date of retirement), and also would allow revisions to outstanding options consistent with such amendment.

               |_|                    |_|            |_|
               FOR                  AGAINST        ABSTAIN

        The proxy holders will consider and act upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

I/we  ___ do  ___ do not expect to attend this meeting.

TO ASSURE A QUORUM, YOU ARE URGED TO DATE, COMPLETE, AND SIGN THIS PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES.

Please sign exactly as your name(s) appear(s). When signing as attorney, executor, administrator, trustee, officer, partner, or guardian, please give full title. If more than one trustee, all should sign. WHETHER OR NOT YOU INTEND TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

SHAREHOLDER(S):




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(SIGNATURE)




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(SIGNATURE)




DATE:  ______________________________, 1999.